DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2013 RESULTS

First Quarter 2013 Financial Highlights:

•	Revenues increased 7% to $1,156 million

•	Adjusted OIBDA decreased to $498 million (up 8% excluding licensing agreements and foreign currency)

•	Net income increased 4% to $231 million

Silver Spring, Maryland – May 7, 2013: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2013.

David Zaslav, Discovery’s President and Chief Executive Officer said, “The significant operating momentum Discovery generated throughout 2012 continued unabated in the first quarter with more and more audiences around the globe viewing our unique programming.  The sustained investment we have made in developing compelling content, along with the quality of our brands, translated into further market share gains, with record first quarter viewership at our domestic networks and 16% audience growth across our international portfolio. As we continue to invest in the organic growth opportunities our diverse distribution platform provides, we have also completed several strategic acquisitions which we expect will further broaden our asset mix around the world and bolster our long-term growth prospects.  2013 is off to a great start and with continued focus on strong operating execution, we anticipate building on the financial success we have achieved over the last several years while delivering significant shareholder value.”

First Quarter Results

First quarter revenues of $1,156 million were up $71 million, or 7%, compared to the first quarter a year ago, led by 17% growth at International Networks and 1% growth at U.S. Networks which included the impact of additional licensing revenues in the prior year. Adjusted Operating Income Before Depreciation and Amortization (1) (“OIBDA”) declined by 2% to $498 million, as an 8% increase at International Networks was offset by a decrease of 5% at U.S. Networks due to the additional licensing revenue in last year’s quarter. Excluding the impact of licensing agreements and foreign currency, total company revenues increased 12% and Adjusted OIBDA increased 8%.

First quarter net income available to Discovery Communications, Inc. stockholders of $231 million ($0.63 per diluted share) increased $10 million compared to $221 million ($0.57 per diluted share) for the first quarter a year ago, primarily due to the strong underlying operating performance in the current year’s quarter as well as a $92 million gain associated with the consolidation of Discovery Japan and $46 million of improved equity earnings, partially offset by higher taxes, increased mark-to-market equity-based compensation and $59 million of losses from hedging activities primarily associated with the acquisition of the SBS Nordic operations.

Free cash flow was $105 million for the first quarter, a decrease of $122 million from the first quarter of 2012, due to higher content investment as well as increased tax and long-term incentive compensation payments. Free cash flow is defined as cash provided by operating activities less acquisitions of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,
	2013	2012	Change

Revenues:
U.S. Networks	$686	$681	1%
International Networks	444	380	17%
Education	27	24	13%
Corporate and Eliminations	(1)	—	NM
Total Revenues	$1,156	$1,085	7%

Adjusted OIBDA:
U.S. Networks	$377	$395	(5)%
International Networks	184	171	8%
Education	7	6	17%
Corporate and Eliminations	(70)	(64)	(9)%
Total Adjusted OIBDA	$498	$508	(2)%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2013	2012	Change

Revenues:
Distribution	$308	$337	(9)%
Advertising	356	329	8%
Other	22	15	47%
Total Revenues	$686	$681	1%

Adjusted OIBDA	$377	$395	(5)%

Adjusted OIBDA Margin	55%	58%

First Quarter Results

U.S. Networks’ revenues in the first quarter of 2013 increased 1% to $686 million, as advertising growth was mostly offset by a decline in distribution revenue. Advertising revenue increased 8% primarily as a result of higher delivery and increased pricing. Distribution revenue decreased 9% as higher rates and subscriber growth primarily from networks carried on the digital tier were more than offset by additional revenues from licensing agreements in the first quarter of 2012. Excluding the $45 million impact from licensing revenues, distribution revenues grew 6% and total revenues grew 8% compared with the first quarter a year ago.

Adjusted OIBDA decreased 5% to $377 million, primarily reflecting the impact of licensing agreements in the prior year as well as higher operating expenses, mainly due to increased content amortization and personnel costs. Excluding the impact of licensing agreements, Adjusted OIBDA grew 6% over last year’s first quarter.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2013	2012	Change

Revenues:
Distribution	$275	$239	15%
Advertising	152	124	23%
Other	17	17	0%
Total Revenues	$444	$380	17%

Adjusted OIBDA	$184	$171	8%

Adjusted OIBDA Margin	41%	45%

First Quarter Results

International Networks’ revenues for the first quarter increased 17% to $444 million primarily led by advertising revenue growth of 23% and distribution revenue growth of 15%. Excluding foreign currency fluctuations, total revenues were up 18%. Distribution revenue in local currency terms grew 16% mainly from increased subscribers across a majority of international regions, most notably Latin America, as well as from additional contributions due to the consolidation of Discovery Japan. Advertising revenue excluding foreign currency was up 25% primarily due to higher pricing and increased viewership across most international markets as well as from contributions from newly acquired networks in Western Europe.

Adjusted OIBDA increased 8% to $184 million, reflecting the 17% revenue growth partially offset by a 24% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization and personnel costs as well as expenses associated with consolidating Discovery Japan and the acquisition of new networks in Western Europe. Excluding foreign currency, Adjusted OIBDA was up 13% over the prior year’s quarter.

Education

(dollars in millions)	Three Months Ended March 31,
	2013	2012	Change

Revenues	$27	$24	13%

Adjusted OIBDA	$7	$6	17%

Adjusted OIBDA Margin	26%	25%

First Quarter Results

Education revenues increased $3 million and Adjusted OIBDA increased $1 million from the first quarter of 2012, mainly reflecting increased streaming volumes as well as higher digital textbook sales.

Corporate and Eliminations

For the first quarter of 2013 Adjusted OIBDA decreased $6 million, primarily due to increased compensation expense and additional costs associated with the acquisition of the SBS Nordic operations.

OTHER ITEMS

In March 2013, Discovery Communications, LLC, a subsidiary of the Company, completed the issuance of $350 million 3.250% Senior Notes due 2023 and $850 million 4.875% Senior Notes due 2043, for total net proceeds of $1.2 billion. The Company intends to use the net proceeds for general corporate purposes.

On April 9, 2013 the Company completed the previously announced acquisition of the SBS Nordic operations from ProSiebenSat.1 Group for approximately $1.8 billion.

STOCK REPURCHASE

Following the quarter, from April 1, 2013 through May 1, 2013 the Company, pursuant to its existing stock repurchase program, repurchased 2.25 million shares of its Series C common stock at an average price of $70.80 per share for an aggregate purchase price of approximately $159 million. Additionally, the Company repurchased 4 million shares of Series C convertible preferred stock for $256 million, or $64.10 per share, from Advance Programming Holdings, LLC on April 5, 2013.

The Company has repurchased 58.94 million shares of Series C common stock and 1.99 million shares of its Series A common stock under its $4.0 billion stock repurchase program to date at an aggregate purchase price of approximately $2.64 billion. In aggregate, including the 17.73 million preferred shares acquired outside of the stock repurchase program from Advance/Newhouse and Advance Programming, LLC, the Company has repurchased 18% of the shares outstanding since buyback activity was authorized in 2010.

Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated transactions, subject to market conditions and other factors.

FULL YEAR 2013 OUTLOOK

For the full year ending December 31, 2013, Discovery Communications, Inc. expects total revenue between $5.575 billion and $5.700 billion, Adjusted OIBDA between $2.425 billion and $2.525 billion, and net income available to Discovery Communications, Inc. stockholders of $1.200 billion to $1.300 billion. Our updated outlook incorporates the later closing of the SBS transaction, current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://www.discoverycommunications.com or dial 1-800-510-0219 inside the U.S. and 1-617-614-3451 outside of the U.S., using the following passcode: 64541599.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof, and the Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K/A filed with the SEC on February 19, 2013. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2013 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications                    Investor Relations
Michelle Russo (240) 662-2901                Craig Felenstein (212) 548-5109
michelle_russo@discovery.com             craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012

Revenues:
Distribution	$583	$576
Advertising	508	453
Other	65	56
Total revenues	1,156	1,085

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	342	296
Selling, general and administrative	367	311
Depreciation and amortization	32	29
Restructuring charges	1	1
Total costs and expenses	742	637

Operating income	414	448

Interest expense	(68)	(55)
Losses from equity investees, net	(2)	(48)
Other income (expense), net	33	(2)

Income from continuing operations before income taxes	377	343
Provision for income taxes	(146)	(120)

Income from continuing operations, net of taxes	231	223
Loss from discontinued operations, net of taxes	-	(1)

Net income	231	222
Net income attributable to noncontrolling interests	-	(1)
Net income available to Discovery Communications, Inc. stockholders	$231	$221

Basic earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.64	$0.58
Net Income	$0.64	$0.57

Diluted earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.63	$0.57
Net Income	$0.63	$0.57
Weighted average shares outstanding:
Basic	363	386
Diluted	367	390

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$2,360	$1,201
Receivables, net	1,148	1,130
Content rights, net	127	122
Deferred income taxes	74	74
Prepaid expenses and other current assets	304	203
Total current assets	4,013	2,730

Noncurrent content rights, net	1,583	1,555
Property and equipment, net	377	388
Goodwill	6,501	6,399
Intangible assets, net	680	611
Equity method investments	1,105	1,095
Other noncurrent assets	162	152
Total assets	$14,421	$12,930

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$67	$71
Accrued expenses and other current liabilities	912	721
Deferred revenues	100	123
Current portion of long-term debt	22	31
Total current liabilities	1,101	946

Long-term debt	6,407	5,212
Deferred income taxes	428	272
Other noncurrent liabilities	210	207
Total liabilities	8,146	6,637

Redeemable noncontrolling interest	33	-
Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,716	6,689
Treasury stock, at cost	(2,482)	(2,482)
Retained earnings	2,052	2,075
Accumulated other comprehensive (loss) income	(51)	4
Total Discovery Communications, Inc. stockholders’ equity	6,240	6,291
Noncontrolling interest	2	2
Total equity	6,242	6,293
Total liabilities and equity	$14,421	$12,930

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2013	2012

OPERATING ACTIVITIES
Net income	$231	$222
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	60	41
Depreciation and amortization	32	30
Content amortization and impairment expense	231	207
Remeasurement gain on previously held equity interest	(92)	-
Equity in losses and distributions from investee companies	4	58
Deferred income tax expense (benefit)	134	(22)
Other, net	69	11
Changes in operating assets and liabilities:
Receivables, net	(20)	(29)
Content rights	(301)	(226)
Accounts payable and accrued liabilities	(70)	(23)
Equity-based compensation liabilities	(59)	(24)
Income tax receivable	(62)	20
Other, net	(26)	(17)
Cash provided by operating activities	131	248

INVESTING ACTIVITIES
Purchases of property and equipment	(26)	(21)
Business acquisition, net of cash acquired	(60)	-
Investments in foreign exchange contracts	(39)	-
Distribution from equity method investee	-	17
Investments in and advances to equity method investees	(25)	(38)
Cash used in investing activities	(150)	(42)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discount and issuance costs	1,186	-
Principal repayments of capital lease obligations	(11)	(10)
Repurchases of common stock	-	(288)
Tax settlements associated with equity-based plans	(22)	(3)
Proceeds from issuance of common stock in connection with equity-based plans	16	58
Excess tax benefits from equity-based compensation	13	30
Cash provided by (used in) financing activities	1,182	(213)

Effect of exchange rate changes on cash and cash equivalents	(4)	3

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,159	(4)
Cash and cash equivalents, beginning of period	1,201	1,048
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,360	$1,044

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$377	$(3)	$(2)	—	$(1)	$371
International Networks	184	(15)	(3)	—	—	166
Education	7	(1)	—	—	—	6
Corporate and Eliminations	(70)	(13)	—	(46)	—	(129)
Total	$498	$(32)	$(5)	$(46)	$(1)	$414

	Three Months Ended March 31, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$395	$(3)	$(2)	—	$(1)	$389
International Networks	171	(11)	(3)	—	—	157
Education	6	—	—	—	—	6
Corporate and Eliminations	(64)	(15)	—	(25)	—	(104)
Total	$508	$(29)	$(5)	$(25)	$(1)	$448

(a)	For the three months ended March 31, 2013 and for the three months ended March 31, 2012, amount represents restructuring charges of $1 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2013	2012	Change

Cash provided by operating activities	$131	$248	$(117)
Acquisition of property and equipment	(26)	(21)	(5)
Free cash flow	$105	$227	$(122)

RECONCILIATION OF 2013 OUTLOOK TO GAAP MEASURES

	Full Year 2013
Net income available to Discovery Communications, Inc. stockholders	$1,200	To	$1,300
Interest expense, net	310	To	300
Depreciation and amortization	135	To	125
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	780	To	800
Adjusted OIBDA	$2,425	To	$2,525

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
March 31, 2013
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	97
Total long-term debt	6,447
Unamortized discount	(18)
Long-term debt, net	6,429
Current portion of long-term debt	(22)
Noncurrent portion of long-term debt	$6,407

EQUITY-BASED COMPENSATION
	March 31, 2013
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price

Unit Awards	1.7	$37.90	-	$-

Stock Appreciation Rights	3.3	55.10	-	-

Stock Options	9.4	32.92	5.7	22.25

Performance-based Restricted Stock Units	1.7	43.57	0.3	32.39

Service-based Restricted Stock Units	0.8	51.40	-	-
Total Equity-based Compensation Plans	16.9	$39.70	6.0	$22.76

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2012	245.17	119.05	364.22
Shares issued – equity-based compensation	0.83	-	0.83
Total shares outstanding as of March 31, 2013	246.00	119.05	365.05